Exhibit 99.1

Benefytt Technologies, Inc. to be Acquired by Madison Dearborn Partners

Tender Offer of $31.00 per Share to be Commenced in Coming Days to Complete All-Cash Transaction

TAMPA, Fla. – July 13, 2020 – Benefytt Technologies, Inc. (NASDAQ: BFYT) (“Benefytt”) (“the Company”), a health insurance technology company and leading distributor of Medicare-related health insurance plans, today announced that it has entered into a definitive agreement to be acquired by funds affiliated with Madison Dearborn Partners, LLC (the “MDP Funds”), a leading private equity firm based in Chicago that has deep experience in the insurance technology and health care industries. The all-cash transaction is structured as a tender offer of $31.00 per share that will commence in the coming days, followed immediately by a merger.

Gavin Southwell, Benefytt’s Chief Executive Officer and President, said, “Over the past year, our Board of Directors and management team have evaluated numerous strategic options to maximize shareholder value and to position the company for its strategic transformation. Following this comprehensive review, we believe Madison Dearborn is the right partner to deliver compelling and certain value to our shareholders. This transaction marks a new stage for the entire Benefytt team, and we look forward to moving ahead with a focus on continuing to offer innovative, technology-enabled services to the people and markets we serve.”

The announced transaction with the MDP Funds is the culmination of a process led by Benefytt’s Board of Directors since July 26, 2019, to explore, review and evaluate a range of potential strategic alternatives for the Company. The tender offer price per share represents a 59% premium over the 30-day volume-weighted average price per share of Benefytt’s common stock through the close of trading on July 10, 2020.

The Company’s Board has unanimously approved the acquisition of the Company by the MDP Funds. Following the successful tender of at least a majority of the then outstanding shares of the Company’s common stock, the MDP Funds will acquire any remaining outstanding shares of Benefytt’s Class A common stock through a merger at a per share price equal to the tender offer price.

“Benefytt’s technology-driven model has positioned it well in the evolving Medicare market and we believe we can help Gavin and his team continue to advance Benefytt’s product offering and service model,” said Vahe Dombalagian, a Managing Director on the Madison Dearborn Financial & Transaction Services team. “Our team has built an extensive resource network and brings significant industry experience, which we look forward to leveraging to support Benefytt. We are pleased to be able to help the Benefytt team fulfill the Company’s mission to connect consumers with health insurance and supplemental products that provide people with added security and peace of mind.”

Following completion of the transaction, Benefytt will become a private company, substantially owned by the MDP Funds, and will no longer be traded on Nasdaq Global Select Market. Benefytt’s management team, including Chief Executive Officer Gavin Southwell, is expected to continue to lead the Company. The Company plans to maintain its operations in Tampa, Fla.

The closing of the acquisition is expected to occur in the third quarter of this year, subject to the successful tender of a majority of the then outstanding shares of Benefytt’s common stock and the satisfaction of other customary closing conditions.

Weil, Gotshal & Manges LLP is serving as legal advisor to Benefytt and BofA Securities is acting as exclusive financial advisor. Kirkland & Ellis LLP is serving as legal advisor to the MDP Funds and SunTrust Robinson Humphrey, Inc. is acting as financial advisor. Committed financing for the transaction is being provided by Truist Bank.

About Benefytt Technologies, Inc.

Benefytt Technologies, Inc. is a health insurance technology company that primarily engages in the development and operation of private e-commerce health insurance marketplaces, consumer engagement platforms, agency technology systems, and insurance policy administration platforms. By leveraging existing and emerging platforms and Technologies, the Company offers a range of Medicare-related insurance plans from many of the nation’s leading carriers as well as other types of health insurance and supplemental products that meet the needs of consumers.

About Madison Dearborn Partners, LLC

Madison Dearborn Partners, LLC ("Madison Dearborn") is a leading private equity investment firm based in Chicago. Since Madison Dearborn's formation in 1992, the firm has raised aggregate capital of over $26 billion and has completed over 140 investments. Madison Dearborn invests across five dedicated industry verticals, including financial and transaction services; health care; basic industries; business and government software and services; and telecom, media and technology services. For more information, please visit www.mdcp.com.

Additional Information and Where to Find It

The tender offer described in this communication has not yet been commenced. This announcement and the description contained herein is neither an offer to purchase nor a solicitation of an offer to sell shares of the Company. At the time the tender offer is commenced, Daylight Beta Parent Corp. (“Parent”), a corporation affiliated with the MDP Funds, and Daylight Beta Corp., a wholly owned Subsidiary of Parent, intend to file a Tender Offer Statement on Schedule TO containing an offer to purchase, forms of letters of transmittal and other documents relating to the tender offer (collectively, the “Tender Offer Documents”), and the Company intends to file a Solicitation/Recommendation Statement on Schedule 14D-9 (the “Recommendation Statement”) with respect to the tender offer. Parent and the Company intend to mail these documents to the Company’s stockholders at no expense to the Company’s stockholders. Investors and security holders of the Company are urged to carefully read the Tender Offer Documents and the Recommendation Statement, each as may be amended or supplemented from time to time, and any other filings made in connection therewith when they become available before making any decision with respect to the tender offer because such documents will contain important information about the proposed transactions and the parties thereto.

Investors and security holders of the Company will be able to obtain a free copy of the Tender Offer Documents and the Recommendation Statement and any supplements or amendments thereto, as well as other relevant filings, including materials that are incorporated by reference into those documents, without charge, at the SEC’s website (http://www.sec.gov) or from the Company by contacting the Company’s Investor Relations at (813) 906-5314, by email at mdevries@bfyt.com, or by going to the Company’s Investor Relations page on its website at http://investor.benefytt.com and clicking on the link titled “Financial Information.”

Cautionary Note on Forward Looking Statements

The matters discussed in this communication may constitute forward-looking statements. These statements involve known and unknown risks, uncertainties, and other factors that may cause our actual results, activity levels, performance or achievements to be materially different from any future results, activity levels, performance or achievements expressed or implied by such forward-looking statements. In some cases, you can identify these statements by forward-looking words such as “could”, “expect”, “estimate”, “may”, “potential”, “will”, and “would”, or similar words. You should read statements that contain these words carefully because they discuss our future expectations, contain projections of our future results of operations or of our financial position, or state other forward-looking information. There may be events in the future that we are not able to predict or control accurately, and numerous factors may cause events, our results of operations, financial performance, achievements, or industry performance, to differ materially from those reflected in the forward-looking statements.

In addition to factors previously disclosed in the Company’s reports filed with securities regulators in the United States and those identified elsewhere in this communication, the following factors, among others, could cause actual results to differ materially from forward-looking statements and information or historical performance: the occurrence of any event, change or other circumstances that could give rise to the right of one or both of the Company and Parent to terminate the definitive merger agreement between the Company and Parent; the outcome of any legal proceedings that may be instituted against the Company, Parent or their respective shareholders or directors; the ability to obtain regulatory approvals and meet other conditions to the consummation of the tender offer and the other conditions set forth in the merger agreement, including the risk that regulatory approvals required for the merger are not obtained or are obtained subject to conditions that are not anticipated or that are material and adverse to the Company’s business; a delay in closing the merger; business disruptions from the proposed tender offer and merger that harm the Company’s business, including current plans and operations; potential adverse reactions or changes to business relationships resulting from the announcement or completion of the tender offer or merger; certain restrictions during the pendency of the tender offer or merger that may impact the Company’s ability to pursue certain business opportunities or strategic transactions; the ability of the Company to retain and hire key personnel; and the business, economic and political conditions in the markets in which the Company operates.  For a more detailed discussion of these factors, also see the information under the captions “Risk Factors” and “Management's Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s most recent report on Form 10-K for the year ended December 31, 2019, and in each case any material updates to these factors contained in any of the Company’s future filings.

As for the forward-looking statements and information that relate to future financial results and other projections, actual results will be different due to the inherent uncertainties of estimates, forecasts and projections and may be better or worse than projected and such differences could be material. Given these uncertainties, you should not place undue reliance on these forward-looking statements, which apply only as of the date of this communication. Subsequent events and developments may cause our views to change. While we may elect to update the forward-looking statements at some point in the future, we specifically disclaim any obligation to do so.  Annualized, pro forma, projected and estimated numbers are used for illustrative purpose only, are not forecasts and may not reflect actual results.

Contacts

For Benefytt Technologies, Inc.:
Michael DeVries
Senior Vice President, Finance
813-906-5314
mdevries@bfyt.com

For MDP:
Abernathy MacGregor
Chuck Dohrenwend or Deirdre Walsh
212-371-5999
AbmacMDCP@abmac.com